                                                                    Exhibit 1(a)


              INSTRUMENT OF RESIGNATION, APPOINTMENT AND ASSUMPTION

         WHEREAS, State Street Bank and Trust Company (the "TRUSTEE") and Lexington Management Corporation, as "Sponsor", entered into the Amended and Restated Trust Indenture effective November 14, 1989, as amended from time to time (the "TRUST INDENTURE") for Lexington Corporate Leaders Trust Fund (Series
B) (the "TRUST"); and

         WHEREAS, effective as of the 26th day of July, 2000 (the "EFFECTIVE DATE"), Lexington Management Corporation desires to resign as sponsor of the Trust, Trustee desires to appoint Pilgrim Investments, Inc. as the new sponsor of the Trust, and Pilgrim Investments, Inc. desires to accept such appointment.

         NOW THEREFORE, be it resolved as follows:

1. Lexington Management Corporation hereby resigns as Sponsor of the Trust, and Trustee hereby accepts such resignation and appoints Pilgrim Investments, Inc. as the new sponsor as of the Effective Date.

2. Pilgrim Investments, Inc. hereby accepts such appointment and agrees to assume the rights, liabilities, obligations and responsibilities of the "Sponsor" pursuant to the terms of the Trust Indenture as of the Effective Date.

3. The Trust Indenture is hereby amended as of the Effective Date, as follows:

         a. The term "Sponsor" is defined as "Pilgrim Investments, Inc. or its successor or any successor Sponsor appointed as provided herein."

         b.       The name of the Trust shall be "Pilgrim Corporate Leaders
                  Trust Fund."

         IN WITNESS WHEREOF, the parties have caused this Instrument to be executed by their duly authorized officers as of the Effective Date.


STATE STREET BANK AND TRUST COMPANY

By:  /s/ Robert G. Novellano
    ---------------------------------------
Name, Title: Vice President

LEXINGTON MANAGEMENT CORPORATION

By:  /s/ Robert M. Demichele
    ---------------------------------------
Name, Title: Chairman and CEO

PILGRIM INVESTMENTS, INC.

By:  /s/ James Hennessy
    ---------------------------------------
Name, Title: Executive Vice President